Exhibit 99.1

Porter Bancorp, Inc. to Present at Sandler O’Neill 2010 East Coast Financial Services Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 5, 2010--Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Sandler O’Neill 2010 East Coast Financial Services Conference at The Fairmont Turnberry Isle in Aventura, Florida at 7:10 a.m. Eastern time on Thursday, November 11, 2010.

Porter Bancorp’s investor presentation will be webcast in real-time on November 11, 2010, beginning at 7:10 a.m. (Eastern Time). The webcast will be available through the Company’s website under the Investor Relations tab at www.pbibank.com.

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 30 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of September 30, 2010. Through Porter’s subsidiary PBI Bank, it operates 18 full service banking offices in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

PBIB-G PBIB-F

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President & CEO, 502-499-4800